UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2010

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 Manor Park Drive, Columbus, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 8, 2010, Core Molding Technologies, Inc. (the "Company") and its affiliate, Corecomposites de Mexico, S. DE R.L. DE C.V., entered into a fourth amendment (the "Fourth Amendment") to that certain Credit Agreement, dated as of December 9, 2008, with KeyBank National Association as a lender, lead arranger, sole book runner and administrative agent (the "Credit Agreement"). Pursuant to the terms of the Fourth Amendment, the parties agreed to modify certain terms of the Credit Agreement. These modifications included (1) modification of the definition EBITDA to add back transition costs of up to $2,000,000 associated with the relocation of certain products from the Company's Columbus, Ohio facility to its Matamoros, Mexico facility; (2) modification to the fixed charge definition to exclude capital expenditures of up to $2,000,000 associated with the relocation of certain products from the Company's Columbus, Ohio facility to its Matamoros, Mexico facility; (3) retroactively modified the amortization schedule of the Mexican loan to forgo the principal payment due January 31, 2010 of $1,600,000 as a result of the Company limiting its borrowing to $6,400,000 instead of the full amount of the loan contemplated ($8,000,000); and (4) consent to transfer certain assets of the Company from Columbus, Ohio to Matamoros, Mexico.

The foregoing description is qualified in its entirety by reference to the Fourth Amendment, a copy of which is attached to this Form 8-K as exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures contained above under Item 1.01 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:
10.1 Fourth Amendment to Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

March 10, 2010	By:	/s/ Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fourth Amendment to Credit Agreement